UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016 (September 6, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: 303-860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2016, PDC Energy, Inc. (“we”, “us”, “our”, or the “Company”) entered into that certain Third Amendment and Waiver to Third Amended and Restated Credit Agreement (the “Third Amendment”), which amends that certain Third Amended and Restated Credit Agreement, dated as of May 21, 2013 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement”) among the Company, as Borrower, certain Subsidiaries of the Company, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. The Third Amendment amends the Existing Credit Agreement to, among other things, (i) permit the Company’s recently announced acquisition of properties in the Delaware Basin portion of the Permian Basin region in Texas (the “Acquisition”) and certain financing transactions that the Company may pursue in connection therewith, (ii) effective upon closing of the Acquisition, increase the commitments under the Existing Credit Agreement from $450 million to $700 million and (iii) effective upon closing of the Acquisition, adjust interest rate payable on amounts borrowed under the agreement.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

Financial Statements Relating to the Acquisition

In August 2016, the Company entered into acquisition agreements to purchase Arris Petroleum Corporation (“Arris”) and the assets of 299 Resources, LLC, 299 Production, LLC and 299 Pipeline, LLC (collectively, “299 Sellers”) pursuant to which, and subject to the terms and conditions of those agreements, the Company has agreed to acquire an aggregate of approximately 57,000 net acres in Reeves and Culberson Counties, Texas, for an aggregate consideration to Arris and 299 Sellers, in the form of cash and stock of the Company, of approximately $1.5 billion, subject to certain adjustments. There can be no assurance such conditions to closing will be satisfied.

As the Acquisition is deemed probable and individually significant, in accordance with Rule 3-05 under SEC Regulation S-X, the Company is providing audited and unaudited financial statements and unaudited pro forma financial information in connection with the Acquisition. The audited consolidated financial statements of Arris as of and for the years ended December 31, 2015 and 2014, including the notes and independent auditor’s report related thereto, the unaudited consolidated balance sheet of Arris as of June 30, 2016 and the audited consolidated balance sheet as of December 31, 2015, the unaudited condensed consolidated statements of operations and changes in cash flows of Arris for the six month periods ended June 30, 2016 and 2015 and the unaudited condensed changes in stockholders’ deficit for the six month period ended June 30, 2016, including the notes thereto, are attached as Exhibit 99.1 and incorporated herein by reference. The Company requested and was granted a waiver from the SEC to exclude comparable information for 299 Sellers as the impact of 299 Sellers’ results of operations were insignificant.

The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2016, and the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2016, and for the year ended December 31, 2015, which give effect to the Acquisition, are attached as Exhibit 99.2.

Colorado Ballot Initiative Update

As discussed in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, certain interest groups in Colorado opposed to oil and natural gas development generally, or hydraulic fracturing in particular, have advanced various options for ballot initiatives aimed at significantly limiting or effectively preventing oil and natural gas development in the state of Colorado. On August 29, 2016, the Colorado Secretary of State issued a press release and statements of insufficiency stating that the proponents of two such proposals had failed to collect enough valid signatures to have the proposals included on the ballot for the November 2016 election.

One of the initiatives, which we refer to as the “local control” initiative, would have amended the state constitution to give city, town and county governments the right to regulate, or to ban, oil and gas development and production within their boundaries, notwithstanding rules and approvals to the contrary at the state level.  This proposal was motivated in part by a decision of the Colorado Supreme Court earlier this year holding that local government restrictions on oil and gas activities are subject to preemption by state rules.

A second initiative, which we refer to as the “setback” initiative, would have amended the state constitution to require all new oil and gas development facilities to be located at least 2,500 feet away from any occupied structure or “area of special concern,” including public and community drinking water sources, lakes, rivers, perennial or intermittent streams, creeks, irrigation canals, riparian areas, playgrounds, permanent sports fields, amphitheaters, public parks and public open space.

If implemented, the setback initiative would have effectively prohibited the vast majority of our planned future drilling activities in Colorado and would therefore have made it impossible to pursue our current development plans. The local control proposal would potentially have had a similar effect, depending on the nature and extent of regulations implemented by relevant local governmental authorities. Pursuant to the determination of the Colorado Secretary of State, these proposals will not appear on the November 2016 ballot.  However, the proponents have 30 days from the date of the Secretary of State’s determination to appeal the decision to the Denver District Court.  If successful, such an appeal could result in either or both proposals being placed on the ballot notwithstanding the Secretary of State’s determination.  Moreover, future proposals of this nature are possible. Because substantially all of our current operations and reserves are located in Colorado, the risks we face with respect to such future proposals are greater than those of our competitors with more geographically diverse operations. Although we cannot predict the outcome of future ballots, statutes or regulatory developments, such developments could materially impact our results of operations, production and reserves.

Hedging Update

The following table presents our derivative positions related to crude oil and natural gas sales in effect as of September 1, 2016:

	Collars			Fixed-Price Swaps		Basis Protection Swaps
	Quantity (Gas -			Quantity (Gas -	Weighted-		Weighted-	Fair Value
Commodity/ Index/	BBtu (1) Oil -	Weighted-Average Contract Price		BBtu (1) Oil -	Average Contract	Quantity	Average Contract	September 1, 2016
Maturity Period	MBbls)	Floors	Ceilings	MBbls)	Price	(BBtu) (1)	Price	(in millions)
Natural Gas
NYMEX
2016	1,200.0	$3.75	$4.04	10,490.0	$3.66	11,200.0	$(0.27)	$7.0
2017	7,920.0	3.59	4.13	27,290.0	3.55	12,000.0	(0.28)	15.4
2018	1,230.0	3.00	3.67	45,280.0	2.94	16,200.0	(0.28)	(1.8)

Total Natural Gas	10,350.0			83,060.0		39,400.0		20.6

Crude Oil
NYMEX
2016	580.0	77.59	97.55	1,240.0	72.21	—	—	51.0
2017	1,464.0	49.22	65.95	3,004.0	44.92	—	—	(3.9)
2018	1,512.0	41.85	54.31	1,512.0	51.06	—	—	(3.0)

Total Crude Oil	3,556.0			5,756.0		—		44.1
Total Natural Gas and Crude Oil								$64.7

(1)         A standard unit of measurement for natural gas (one BBtu equals one MMcf).

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Arris as of and for the years ended December 31, 2015 and 2014, including the notes and independent auditor’s report related thereto, the unaudited consolidated balance sheet of Arris as of June 30, 2016 and the audited consolidated balance sheet as of December 31, 2015, the unaudited condensed consolidated statements of operations and changes in cash flows of Arris for the six month periods ended June 30, 2016 and 2015 and the unaudited condensed changes in stockholders’ deficit for the six month period ended June 30, 2016, including the notes thereto, are attached as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of the Company as at June 30, 2016, and the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2016 and for the year ended December 31, 2015, which give effect to the Acquisition, are attached as Exhibit 99.2.

(d) Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2016

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amendment to the Third Amended and Restated Credit Agreement, dated as of September 6, 2016, among the Company, as Borrower, certain Subsidiaries of the Company, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.

23.1	Consent of Independent Auditors, EKS&H LLLP, dated as of September 8, 2016.

23.2	Consent of Petroleum Engineer, Cawley, Gillespie & Associates, Inc., dated as of September 8, 2016.

99.1

The audited consolidated financial statements of Arris Petroleum Corporation as of and for the years ended December 31, 2015 and 2014, including the notes and independent auditor’s report related thereto, the unaudited consolidated balance sheet of Arris Petroleum Corporation as of June 30, 2016 and the audited consolidated balance sheet as of December 31, 2015, the unaudited condensed consolidated statements of operations and changes in cash flows of Arris Petroleum Corporation for the six month periods ended June 30, 2016 and 2015 and the unaudited condensed changes in stockholders’ deficit for the six month period ended June 30, 2016, including the notes thereto.

99.2

The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2016, and the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2016 and for the year ended December 31, 2015, which give effect to the Acquisition of properties described therein.